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                                                            Exhibit (d)(3)(D)(i)

[ING FUNDS LOGO]


April 28, 2006


Todd Modic
Senior Vice President
ING Funds Services, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ  85258

Dear Mr. Modic:

     Pursuant to the Amended and Restated Administration Agreement dated April 29, 2005, between ING Investors Trust and ING Funds Services, LLC (the "Agreement") we hereby notify you of our intention to retain you as Administrator to render administrative and other services to ING EquitiesPlus Portfolio, ING Disciplined Small Cap Value Portfolio and ING Franklin Income Portfolio, three newly established series of ING Investors Trust (the "New Series"), effective April 28, 2006, upon all of the terms and conditions set forth in the Agreement.

     Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the New Series to AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A, with the annual administration fees indicated for each series, is attached hereto.

     Please signify your acceptance to act as Administrator under the Agreement with respect to the aforementioned New Series.

                                                Very sincerely,


                                                /s/ Robert S. Naka
                                                ------------------
                                                Robert S. Naka
                                                Executive Vice President
                                                ING Investors Trust


ACCEPTED AND AGREED TO:
ING Funds Services, LLC

By: /s/ Todd Modic
    --------------
    Todd Modic
    Senior Vice President



7337 E. Doubletree Ranch Rd.      Tel: 480-477-3000          ING Investors Trust
Scottsdale, AZ 85258-2034         Fax: 480-477-2700
                                  www.ingfunds.com

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                               AMENDED SCHEDULE A

                                     TO THE

                  AMENDED AND RESTATED ADMINISTRATION AGREEMENT

                               ING INVESTORS TRUST

SERIES                                                                  ANNUAL ADMINISTRATION FEE
------                                                                  -------------------------
                                                              (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
ING American Funds Growth Portfolio                 0.10% if the Series has not invested all or substantially all of its assets in another investment company or
                                                    0.00% if the Series invests all or substantially all of its assets in another investment company

ING American Funds International Portfolio          0.10% if the Series has not invested all or substantially all of its assets in another investment company or
                                                    0.00% if the Series invests all or substantially all of its assets in another investment company

ING American Funds Growth-Income Portfolio          0.10% if the Series has not invested all or substantially all of its assets in another investment company or
                                                    0.00% if the Series invests all or substantially all of its assets in another investment company

ING Disciplined Small Cap Value Portfolio           0.10%

ING EquitiesPlus Portfolio                          0.10%

ING FMR(SM) Earnings Growth Portfolio               0.10%

ING FMR(SM) Small Cap Equity Portfolio              0.10%

ING Franklin Income Portfolio                       0.10%

ING Global Real Estate Portfolio                    0.10%

ING JPMorgan Value Opportunities Portfolio          0.10%

ING MarketPro Portfolio                             0.05%

ING Marsico International Opportunities Portfolio   0.10%

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
SERIES                                                                  ANNUAL ADMINISTRATION FEE
------                                                                  -------------------------
                                                              (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
ING MFS Utilities Portfolio                         0.10%

ING VP Index Plus International Equity Portfolio    0.10%

ING Wells Fargo Small Cap Disciplined Portfolio     0.10%